Exhibit 99.1

Press Release	Source: VCG Holding Corp.

VCG Holding Corp. Names Donald Prosser as Interim Chief Financial Officer

Thursday April 3, 8:00 am ET

DENVER—(BUSINESS WIRE)—VCG Holding Corp. (NASDAQ: VCGH - News), a growing and leading consolidator and operator of adult nightclubs, today announced Donald Prosser has been named interim Chief Financial and Accounting Officer. Mr. Prosser was Chief Financial and Accounting Officer and a Member of the VCG Board from 2002 to August 2007, when he was named Assistant CFO. Mr. Prosser then focused his efforts on providing financial support for VCG acquisitions.

Troy Lowrie, Chairman and CEO, stated: “We are pleased that Don is available to lead the financial team during this transition. His fourteen years in the industry and nine years with the Company will provide a seamless transition. I am pleased too that Brent Lewis, our former CFO will be available to assist during this transition period.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 19 adult nightclubs and one upscale dance lounge. The night clubs are located in Indianapolis, IN, St. Louis, MO, Denver and Colorado Springs, CO, Ft. Worth and Dallas, TX, Raleigh, NC, Minneapolis, MN, Louisville, KY, Portland, ME, and Miami, FL.

Forward-Looking Statements:

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

Contact:

VCG Holding Corporation

Troy H. Lowrie, CEO, 303-934-2424

Fax: 303-922-0746

tlowrie@vcgh.com

or

Investor Relations:

SM Berger & Company

Stanley Berger, 216-464-6400

Fax: 216-464-4126

stan@smberger.com

Source: VCG Holding Corp